                                                                    EXHIBIT 23.2
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Urogen Corp. 1995 Stock Plan and 1995 Director Option Plan, and in the related prospectus for the registration of 1,950,000 shares of its common stock, of our report dated February 15, 1996 with respect to the consolidated financial statements of Urogen Corp. incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP




Orange County, California
January 21, 1997